Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Schuff International, Inc. on Form S-8 of our report dated March 26, 2003, appearing in the Annual Report on Form 10-K of Schuff International, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

/s/

Phoenix, Arizona

July 15 2003